UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
of 1934, as amended

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NANOVIRICIDES, INC.
(Name of Registrant As Specified In Its Charter)

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NANOVIRICIDES, INC.
131 Wood Street, Suite 205
West Haven, Connecticut 06516
(203) 937-6137

To Our Stockholders:

We are pleased to inform you that all of our directors and a majority of our shareholders have voted by written consent on March 18, 2009, to amend our Articles of Incorporation to authorize the creation of a class of blank check preferred stock.

Our directors and majority stockholders owning 58% of our outstanding common stock as of the record date of February 17, 2009, have approved this amendment after carefully considering it and concluding that approving the amendment was in the best interests of our corporation and our stockholders.  The amendment will be effective May 11, 2009, which is twenty 20 days after the date this Information Statement is first mailed to our stockholders.

This Information Statement is being provided to you for information purposes only.  Your vote is not required to approve any of the actions set forth herein.  This Information Statement does not relate to our annual meeting or special meeting in lieu of an annual meeting.  You are not being asked to send a proxy and you are requested not to send one.

We are not asking you for a proxy and you are requested not to send us a proxy.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date this Information Statement has been mailed to our stockholders.  This Information Statement is first mailed to you on or about April 20, 2009.

Sincerely,

/s/ Eugene Seymour

Eugene Seymour
Chief Executive Officer

NANOVIRICIDES, INC.
131 Wood Street, Suite 205
West Haven, Connecticut 06516
(203) 937-6137

INFORMATION STATEMENT

Pursuant to Section 14(C) of the Securities Exchange Act of 1934

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished to the stockholders of NanoViricides, Inc. (the “Company” or the “Registrant”) in connection with an amendment of the Company’s Amended and Restated Articles of Incorporation to authorize the issuance of blank check preferred stock.  This Information Statement has been prepared by our management.

"We," "us," "our," the “Registrant” and the "Company" refer to NanoViricides, Inc., a Nevada corporation. The amendment to the Company’s Amended and Restated Articles of Incorporation is sometimes referred to as the “Charter Amendment”.

STATEMENTS REGARDING FORWARD INFORMATION

This information statement and the documents incorporated in this document by reference contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and on the expected impact of the merger on the combined company’s financial performance.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

SUMMARY OF THE CORPORATE ACTIONS

On March 18, 2009, our Board of Directors, approved an amendment to the Company’s Amended and Restated Articles of Incorporation which will authorize the creation of a class of Twenty Million (20,000,000) shares of blank check preferred stock (the “Charter Amendment”).  The Charter Amendment was approved by written consent of the shareholders holding approximately 58% of our outstanding Common Stock (the “Majority Shareholders”).  Pursuant to the Nevada Revised Statutes (“N.R.S.”), the Charter Amendment is required to be approved by a majority of our stockholders. This approval could be obtained either by the written consent of the holders of a majority of our issued and outstanding voting securities, or it could be considered by our stockholders at a special stockholders' meeting convened for the specific purpose of approving the Charter Amendment. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the Majority Shareholders. The elimination of the need for a special meeting of stockholders to approve the Charter Amendment and Amended By-Laws is made possible by Section 78.320 of the N.R.S., which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.

The date on which this Information Statement was first sent to stockholders is on or about April 20, 2009 (the “Mailing Date”).  Inasmuch as we will have provided this Information Statement to our stockholders of record as of the record date of February 17, 2009 (“Record Date”) no additional action will be undertaken pursuant to such written consent. Stockholders of record on the Record Date who did not consent to the Charter Amendment are not entitled to dissenter's rights under Nevada law. These rights are discussed in this Information Statement under “Dissenter’s Rights” on page 8 of this Information Statement.

The Charter Amendment will be effective twenty (20) days after this Information Statement is first mailed to our Stockholders.  No further vote of our Stockholders is required.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

QUESTIONS AND ANSWERS ABOUT THE AMENDMENT

Q.           Why did I receive this Information Statement?

A.           Applicable laws require us to provide you information regarding the Charter Amendment even though your vote is neither required nor requested for the Charter Amendment to become effective.

Q.           What will I receive if the Charter Amendment is completed?

A.           Nothing.  The Charter Amendment will only modify the Company’s Articles of Incorporation.

Q.           When do you expect the Charter Amendment to become effective?

A.           The Charter Amendment will become effective upon the filing of the Charter Amendment with the Secretary of State of Nevada.  A copy of the form of Charter Amendment is attached to this information statement as Exhibit A.  We expect to file the Charter Amendment with the Secretary of State of Nevada no less than 20 days after this information statement has been sent to you.

Q.           Why am I not being asked to vote?

A.           The Company’s directors and the holders of a majority of the issued and outstanding shares of Common Stock has already approved the Charter Amendment pursuant to a written consent in lieu of a meeting.  Such approval, together with the approval of the Company's Board of Directors, is sufficient under Nevada law, and no further approval by our stockholders is required.

Q.           What do I need to do now?

A.           Nothing.  This information statement is purely for your information and does not require or request you to do anything.

Q.           Whom can I call with questions?

A.           If you have any questions about any of the actions to be taken by the Company, please contact the Company at (203) 937-6137.  You may also obtain additional information about the Company from documents we file with the Securities and Exchange Commission.

ACTIONS BY THE BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

In accordance with Sections 78.315 and 78.320 of the Nevada Revised Statutes the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of a majority of the Company’s Stockholders.

AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

On March 18, 2009, our Board of Directors, believing it to be in the best interests of the Company and its stockholders, approved, and recommended that the stockholders of the Company approve the Charter Amendment.  The Charter Amendment is reflected in the Form of Amendment to the Amended and Restated Articles of Incorporation, which is attached hereto as Exhibit A, and incorporated herein by reference.

Our Board of Directors has recommended and proposed adding 20,000,000 shares of authorized preferred stock to our capital structure. Our directors will have the discretion to fix and determine all classes or series of preferred stock, including their designations, preferences, voting rights, dividends, and other terms, and their variations from time to time. We have proposed the creation of this preferred stock in order to enhance our flexibility to attract future financing, to develop our business and to improve our ability to acquire future assets.  The creation of the preferred stock provides the Company with increased flexibility by providing more shares of another type of security in addition to our common stock, as it will allow preferred stock to be available for issuance without immediate dilution to our existing common stock.

The Company anticipates that the Charter Amendment will be effective when permissible following the expiration of the twenty (20) day period mandated under Rule 14C; that is, it will be effective on approximately May 11, 2009, or shortly thereafter.

DESCRIPTION OF SECURITIES

DESCRIPTION OF COMMON STOCK

Number of Authorized and Outstanding Shares.  The Company's Articles of Incorporation authorizes the issuance of 300,000,000 shares of Common Stock, $.001 par value per share, of which 122,748,481 shares were outstanding on February 17, 2009.  All of the outstanding shares of Common Stock are fully paid and non-assessable.

Voting Rights.  Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of Common Stock have no cumulative voting rights.  Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all stockholders.

Other.  Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Transfer Agent.  Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed.  No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws.  The Company's transfer agent for its Common Stock is Empire Stock Transfer Inc., 2470 Saint Rose Pkwy, Suite 304, Henderson, Nevada, (702) 818-5898.

OUTSTANDING VOTING STOCK OF NANOVIRICIDES, INC.

As of February 17, 2009, there were 122,748,481 shares of our common stock outstanding, which constitutes the sole class of our voting securities. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. The following table sets forth common stock ownership information as of the Record Date with respect to:

*	each person known to us to be the beneficial owner of more than 5% of our common stock;

*	each of our directors; and

*	all of our directors and executive officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from the Record Date, upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our voting securities beneficially owned by them.

Name of Beneficial Owner	Shares Beneficially Owned	Percent Owned

TheraCour Pharma, Inc., Shareholder1	35,085,000	29%

Anil Diwan Chairman, President	11,000,000	9%

Eugene Seymour Director, Chief Executive Officer and Chief Financial Officer	8,500,000	7%

All directors and officers As a group, 3 persons	54,585,000	45%
______________________
1 Anil Diwan, the Company’s President, also serves as the Director of TheraCour Pharma, Inc. Anil Diwan has both investment and dispositive power over the NanoViricides shares held by TheraCour Pharma, Inc.

Dissenters' Rights

Under the provisions of the Nevada Revised Statutes, there is no right for the Company’s stockholders to dissent to the Charter Amendment.  In addition, the stockholders of the Company are not entitled to rights of appraisal as a result of the corporate actions.  Pursuant to the N.R.S., a stockholder may not challenge the corporate action unless the corporate action is unlawful or fraudulent.

ANNUAL AND QUARTERLY REPORTS; INCORPORATION BY REFERENCE AND WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

NanoViricides, Inc. is required to file annual, quarterly and special reports, and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document Momentum filed at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of the Company’s SEC filings are also available to the public from the SEC's web site at www.sec.gov.

The SEC allows us to "incorporate by reference" information into this Information Statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement. The following documents which have been filed by the Company with the Securities and Exchange Commission (SEC File Number 000-1379006) and contain important information about Momentum and its finances, are incorporated into this Information Statement:

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2008 filed with the SEC on October 29, 2008.

Our Quarterly Reports on Form 10-Q and Form 10-QSB filed for the periods ending December 31, 2008, September 30, 2008, and March 31, 2008 filed on February 20, 2009, November 19, 2008 and May 20, 2008, respectively.

Our Current Reports on Form 8-K filed on March 2, 2009, February 10, 2009, January 13, 2009 and November 20, 2008.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. The Annual Report incorporated by reference into this Information Statement is being delivered to our stockholders along with this Information Statement.

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
NANOVIRICIDES, INC.

PURSUANT TO SECTIONS 78.380 AND 78.390 OF THE NEVADA
REVISED STATUTES

            NanoViricides, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), hereby certifies as follows:

1.         The name of the Corporation is NanoViricides, Inc., and the original Articles of Incorporation of the Corporation was filed with the Secretary of State of the State of Nevada on April 1, 2005.

2.         These Amended and Restated Articles of Incorporation, which amend the provisions of the Articles of Incorporation, as heretofore amended, has been duly adopted by the Board of Directors of the Corporation and by action by written consent of the stockholders of the Corporation in lieu of a meeting, in accordance with the provisions of Section 78.320 of the Nevada Revised Statutes (“N.R.S.”) and, upon filing with the Secretary of State of the State of Nevada in accordance with Section 78.320 of the N.R.S., shall thenceforth supersede the original Articles of Incorporation, as heretofore amended, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Articles of Incorporation of the Corporation.

3.         The text of the Articles of Incorporation, as heretofore amended, is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the corporation (hereinafter referred to as the ("Corporation") is:

"NanoViricides, Inc."

ARTICLE II

The address of the Corporation's registered office in the State of Nevada is 50 West Liberty, Suite 880, Reno, Nevada 89501, in the City of Reno, County of Washoe. The name of the Corporation's registered agent at such address is Nevada Agency and Transfer Company.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the Nevada Revised Statutes (the "N.R.S.").

ARTICLE IV

(a)        Authorized Capital Stock.

(i)          The total number of shares of stock that the Corporation shall have authority to issue is 320,000,000, consisting of (i) 300,000,000 shares of Common Stock, par value $0.001 per share ("Common Stock") and (ii) 20,000,000 shares of Preferred Stock, par value $0.001 per share ("Preferred Stock").

(b)        Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the N.R.S. (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a "Preferred Stock Designation"), to establish from time to time one or more classes of Preferred Stock or one or more series of Preferred Stock, by fixing and determining  the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series, is hereby expressly vested in it and shall include, without limiting the generality of the foregoing, determination of the following:

(i)           the designation of such class or  series, which may be by distinguishing number, letter or title;

(ii)          the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii)         the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends payable and any other class or classes of capital stock of the Corporation, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv)         dates on which dividends, if any, shall be payable;

(v)          whether the shares of such class or series shall be subject to redemption by the Corporation, and if made subject to redemption, the redemption rights and price or prices, if any, for shares of the class or series;

(vi)         The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii)        the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii)       whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(viiii)      Restrictions on the issuance of shares of the same  class or series or of any other class or series;

(x)           whether the holders of the shares of such class or series shall be entitle to vote, as a class, series or otherwise, any and all matters of the corporation to which holders of Capital Stock are entitled to vote;

(xi)         the restrictions and conditions, if any, upon the issuance or reissuance of any Additional Preferred Stock ranking or a party with or prior to such shares as to dividends or upon distribution; and

(xii)        any othr preferences, limitations or relative rights of shares of such class or series consistent with this Article III, the N.R.S. and applicable law.

(c)         Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Amended and Restated Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

ARTICLE V

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a)        The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

(b)        Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation;

(c)        Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

(d)        Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

(e)        Provisions that permit the Corporation to redeem or exchange such rights; and

(f)         The appointment of a rights agent with respect to such rights.

ARTICLE VI

(a)        Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the N.R.S. as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect.

(b)        The Corporation may, by action of the Board of Directors or through the adoption of By-laws, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by these Amended and Restated Articles of Incorporation or otherwise by the Corporation.

(c)        The right to indemnification conferred in this Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the N.R.S. requires, the payment of such expenses incurred by such a person in his or her capacity as such a director or officer of the Corporation in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article V or otherwise.

(d)        Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article V.

(e)        Neither any amendment or repeal of any Section of this Article V, nor the adoption of any provision of these Amended and Restated Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article V, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article V existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article V, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article V, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VII

(a)       The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the N.R.S., as now or hereafter in effect. If the N.R.S. is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the N.R.S., as so amended.

(b)        Neither any amendment or repeal of any Section of this Article VI, nor the adoption of any provision of these Amended and Restated Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article VI, shall adversely affect any right or protection of any director established pursuant to this Article VI existing at the time of such amendment, repeal or adoption of an inconsistent  provision,  including without limitation by eliminating or reducing the effect of this Article VI, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VI, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

Except as may be expressly provided in these Amended and Restated Articles of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or thereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Amended and Restated Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article VII; provided, however, that any amendment or repeal of Article V or Article VI of these Amended and Restated Articles of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

IN WITNESS WHEREOF, NanoViricides, Inc. has caused these Amended and Restated Articles of Incorporation to be signed by the undersigned officer, thereunto duly authorized, this 20th day of April, 2009.

NANOVIRICIDES, INC.

By	/s/ Eugene Seymour
Eugene Seymour,
Chief Executive Officer